EXHIBIT 10.10

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                              EXECUTIVE AGREEMENT

         THIS AGREEMENT is made and entered into this 10th day of August, 2000, by and between The Fauquier Bank, a Bank organized and existing under the laws of the Commonwealth of Virginia, (hereinafter referred to as the, "Bank"), and
C. Hunton Tiffany, an Executive of the Bank (hereinafter referred to as the, "Executive").

         WHEREAS, the Executive is now in the employ of the Bank and has for many years faithfully served the Bank. It is the consensus of the Board of Directors (hereinafter referred to as the, "Board") that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value, and the Executive's continued services so essential to the Bank's future growth and profits, that it would suffer severe financial loss should the Executive terminate their services;

         ACCORDINGLY, the Board has adopted the Fauquier Bank Executive Supplemental Retirement Plan (hereinafter referred to as the, "Executive Plan") and it is the desire of the Bank and the Executive to enter into this agreement which the Bank will agree to make certain payments to the Executive upon the Executive's retirement and to the Executive's beneficiary(ies) in the event of the Executive's death pursuant to the Executive Plan;

         FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

         NOW THEREFORE, in consideration of services the Executive has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Bank and the Executive agree as follows:

I. DEFINITIONS

   A.    Effective Date:
         --------------

         The Effective Date of the Plan shall be June 30, 2000.

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B.       Plan Year:
         ---------

         Any reference to the "Plan Year" shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term the "Plan Year" shall mean the period from the Effective Date to December 31st of the year of the Effective Date.

C.       Retirement Date:
         ---------------

         Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches age sixty-five (65) or such later date as the Executive may actually retire.

D.       Termination of Service:
         ----------------------

         Termination of Service shall mean the Executive's voluntary resignation of service by the Executive or the Bank's discharge of the Executive without Cause, prior to the Normal Retirement Age [Subparagraph I (J)].

E.       Pre-Retirement Account:
         ----------------------

         A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Executive. Prior to the Executive's Retirement Date [Subparagraph I (C)l, such liability reserve account shall be increased or decreased each Plan Year, until the aforestated event occurs, by the Index Retirement Benefit [Subparagraph I (F)].

F.       Index Retirement Benefit
         ------------------------

         The Index Retirement Benefit for each Executive in the Executive Plan for each Plan Year shall be equal to the excess (if any) of the Index [Subparagraph I (G)] for that Plan Year over the Cost of Funds Expense [Subparagraph I (H)] for that Plan Year.

G.       Index:
         -----

         The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contract(s) described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contract(s) were purchased on the Effective Date of the Executive Plan.


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


Insurance Company:                       Jefferson Pilot Life Insurance Company
Policy Form:                             Flexible Premium Adjustable Life
Policy Name:                             Executive Security Plan VI
Insured's Age and Sex:                   61, Male
Riders:                                  None
Ratings:                                 None
Option:                                  Level
Face Amount:                             $690,000
Premiums Paid:                           $374,500
Number of Premium Payments:              Single
Assumed Purchase Date:                   June 30,2000

Insurance Company:                       ING Southland Life Insurance Company
Policy Form:                             Flexible Premium Adjustable Life
Policy Name:                             Max Universal Life
Insured's Age and Sex:                   61, Male
Riders:                                  None
Ratings:                                 None
Option:                                  Level
Face Amount:                             $670,077
Premiums Paid:                           $374,500
Number of Premium Payments:              Single
Assumed Purchase Date:                   June 30,2000

If such contracts of life insurance are actually purchased by the Bank, then the actual policies as of the dates they were actually purchased shall be used in calculations under this Executive Plan. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased or had not subsequently surrendered or lapsed, which illustration will be received from the respective insurance companies and will indicate the increase in policy values for purposes of calculating the amount of the Index.

In either case, references to the life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executives and their beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Executive Plan than that of an unsecured creditor of the Bank.


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


H.       Cost of Funds Expense:
         ---------------------

         The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums for the life insurance policies described in the definition of "Index" plus the amount of any after-tax benefits paid to the Executive pursuant to the Executive Plan (Paragraph II hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the Average After-Tax Cost of Funds [Subparagraph I (K)].

I.       Change of Control:
         -----------------

         For purposes of this Agreement, a Change of Control of the Bank occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which the Executive is a member), becomes the owner or beneficial owner of securities of the Bank or of Fauquier Bankshares, Inc. (the "Holding Company") having 20% or more of the combined voting power of the then outstanding Bank or Holding Company securities that may be cast for the election of the Bank or Holding Company directors other than a result of the issuance of securities initiated by the Bank or Holding Company, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank or Holding Company before such events cease to constitute a majority of the Bank's or Holding Company's Board, or any successor's board, within two years of the last date of such transactions. For purposes of this Agreement, the Control Change Date is the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

J.       Normal Retirement Age:
         ---------------------

         Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

K.       Average After-Tax Cost of Funds:
         -------------------------------

         Average After-Tax Cost of Funds means, at any particular time, a ratio, the numerator of which is the total interest expense as set forth on Schedule RI-Income Statement on the Bank's most recently filed Consolidated Report of Condition and Income (the "Call Report") and the denominator of which is an amount equal to: (i) the amount of deposits in domestic

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         offices (sum of total of columns A and C from Schedule RC-E of the Call
         Report), plus (ii) the amount of Federal funds purchased and securities sold under agreements to repurchase, as set forth on Schedule
         RC-Balance Sheet of the Call Report.

II.   INDEX BENEFITS

      A. Retirement Benefits:
         -------------------

         Unless terminated for Cause under Subparagraph II (D) hereinafter, an Executive who remains in the employ of the Bank until the Normal Retirement Age [Subparagraph I (J)] shall be entitled to receive the balance in the Pre-Retirement Account in one hundred eighty (180) equal monthly installments commencing thirty (30) days following the Executive's retirement. In addition to these payments and commencing in conjunction therewith, the Index Retirement Benefit [Subparagraph I
         (F)] for each Plan Year subsequent to the Executive's retirement, and including the remaining portion of the Plan Year following said retirement, shall be paid to the Executive until the Executive's death.

         Notwithstanding the foregoing, the total amount of said benefit (i.e. the Pre-Retirement Account and the Index Retirement Benefit combined or the Index Retirement Benefit alone) to be received by the Executive at the Retirement Date shall be a maximum of $30,000.00. For each year thereafter that the Executive receives a benefit, said total maximum benefit amount shall be increased by four percent (4%) from the previous years benefit amount.

      B. Termination of Service:
         ----------------------

         Unless terminated for Clause under Subparagraph II (U), should an Executive suffer a Termination of Service the Executive shall be entitled to receive the balance in the Pre-Retirement Account payable to the Executive in one hundred eighty (180) equal monthly installments commencing thirty (30) days following the Executive's Normal Retirement Age [Subparagraph I (J)]. In addition to these payments and commencing in conjunction therewith, the Index Retirement Benefit for each Plan Year subsequent to the year in which the Executive attains Normal Retirement Age, and including the remaining portion of the Plan Year in which the Executive attains Normal Retirement Age, shall be paid to the Executive until the Executive's death.

         Notwithstanding the foregoing. the maximum total amount of said benefit (i.e. the Pre-Retirement Account and the Index Retirement Benefit combined or the Index Retirement Benefit) to be received by the Executive at Normal Retirement Age shall be the Executive`s vested percentage in

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


         said benefits, as set forth hereinabove, times $30,000.00. For each year thereafter that the Executive receives a benefit, said total maximum benefit amount shall be increased by four percent (4%) from the previous years benefit amount.

      C. Death.
         -----

         Should the Executive die prior to having received the balance of the Pre-Retirement Account the Executive is entitled to under the terms of this Executive Plan, the entire unpaid balance of the Executive's Pre-Retirement Account shall be paid in a lump sum to the individual or individuals the Executive may have designated in writing and filed with the Bank. In the absence of any effective designation of beneficiary(ies), the unpaid balance shall be paid as set forth herein to the duly qualified executor or administrator of the Executive's estate. Said payment due hereunder shall be made the first day of the second month following the decease of the Executive. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if the Executive dies on or before the 30th day of June, 2002.

      D. Discharge for Cause:
         -------------------

         The Bank may terminate the Executive's employment for Cause. For the purposes of this Agreement, "Cause" shall mean the Executive's gross negligence or willful misconduct, which is detrimental to the best interests of the Bank's business operations. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Bank; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Executive's shall be deemed to be willful. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a certification by a majority of the outside members of the Board of Directors of the Bank finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which is deemed to be Cause within the meaning of the first sentence of this paragraph and specifying the particulars thereof in detail, after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before such majority.

      E. Death Benefit:
         -------------

         Except as set forth above, there is no death benefit provided under this Agreement.


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


      F. Disability Benefit:
         ------------------

         In the event the Executive becomes disabled prior to any Termination of Service, and the Executive's employment is terminated because of such disability, he shall begin receiving one hundred percent (100%) of the benefits in Subparagraph II (A) above only upon the occurrence of one of the following events, whichever shall first occur: (i) the Bank's long term disability coverage payments to the Executive cease, (ii) the Bank's long term disability policy shall terminate, or (iii) when the Executive attains age sixty-five (65). An Executive shall be considered disabled if the Executive is unable to perform the duties of the Executive's regular position due to any medically determinable physical or mental impairment that is expected to be permanent or of indefinite duration.

III.  RESTRICTIONS UPON FUNDING

      The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

      The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

      If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

IV.   CHANGE OF CONTROL

      Upon a Change of Control [Subparagraph I (I)], if the Executive subsequently suffers a Termination of Service [Subparagraph I (D)], then the Executive shall receive the benefits promised in this Executive Plan upon attaining Normal Retirement Age, as if the Executive had been continuously employed by the Bank until the Executive's Normal Retirement Age. The Executive will also remain eligible for all promised death benefits in this Executive Plan. In addition, no

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


      sale. merger, or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Executive Plan and agrees to abide by its terms.

V.    MISCELLANEOUS

      A.  Alienability and Assignment Prohibition
          ---------------------------------------

          Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

      B.  Binding Obligation of the Bank and any Successor in Interest:
          ------------------------------------------------------------

          The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors. beneficiaries, heirs and personal representatives.

      C.  Amendment or Revocation:
          -----------------------

          It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

      D.  Gender:
          ------

          Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

      E.  Effect on Other Bank Benefit Plans:
          ----------------------------------

          Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified

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


          pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

      F.  Headings:
          --------

          Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

      G.  Applicable Law:
          --------------

          The validity and interpretation of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

      H.  12 U.S.C. ss. 1828(k):
          ---------------------

          Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) or any regulations promulgated thereunder.

      I.  Partial Invalidity:
          ------------------

          If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

      J.  Employment:
          ----------

          No provision of this Executive Plan shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever the Executive's employment at any time.

VI.   ERISA PROVISION

      A.  Named Fiduciary and Plan Administrator:
          --------------------------------------

          The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be The Fauquier Bank until its resignation or removal by the Board.

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


          As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      B.  Claims Procedure and Arbitration:
          --------------------------------

          In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive's beneficiary(ies) in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim its specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

          If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

          If claimants continue to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

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


          Where a dispute arises as to the Bank's discharge of the Executive for "cause", such dispute shall likewise be submitted to arbitration as above- described and the parties hereto agree to be bound by the decision thereunder.

VII. TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

          The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control [Subparagraph I (I)], this paragraph shall become null and void effective immediately upon said Change of Control.

          IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 10th day of August, 2000, and that, upon execution, each has received a conforming copy.

                                             THE FAUQUIER BANK
                                             Warrenton, Virginia

/s/ Illegible                                /s/ Illegible
-------------------------                    -----------------------------------
Witness                                          Illegible                 Title



                                             /s/ C. Hunton Tiffany
-------------------------                    -----------------------------------
Witness                                      C. Hunton Tiffany



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